First Quarter 2016 Summary May 4, 2016

2 This presentation contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our management’s beliefs and assumptions only as of the date of our most recent public filings. You should read our public filings, including the Risk Factors set forth therein and the documents that we have filed as exhibits to those filings, completely and with the understanding that our actual future results may be materially different from what we currently expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. In addition, as we refer to earnings, we will also refer to adjusted EBITDA, non-GAAP net income and free cash flow, which we consider to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and changes in fair value of contingent consideration related to acquisitions; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. Safe Harbor Statement

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4 - Revenue increased 20% to $116.7 million - Revenue increased approximately 24% excluding the impact of currency primarily driven by new customers, an increase in paid downloads and higher activity from enterprise clients - Adjusted EBITDA increased 28% to $24.0 million - Adjusted EBITDA increased approximately 36% excluding the impact of currency; revenue growth was partially offset by higher operating expenses due primarily to royalty costs associated with the increase in paid downloads as well as higher personnel expenses to support growth initiatives - GAAP Net Income available to common stockholders increased 89% to $6.1 million - Non-GAAP net income per diluted share increased 44% to $0.36; excludes non-cash equity- based compensation, amortization of acquisition related intangible assets and changes in the fair value of contingent consideration - Generated $14.6 million of free cash flow - Repurchased $27.8 million of stock under the $100 million share repurchase program Q1’16 Financial Highlights

5 - Image library expanded 57% to 81.0 million images - Video library expanded 62% to 4.2 million video clips - Paid downloads grew 23% to 41.2 million - Revenue per download of $2.77 - 1.5 million customers contributed to revenue in the prior 12 months - Launched visually similar and reverse image search capabilities - Announced multiyear U.S. distribution deal with the Associated Press Q1 2016 Key Operating Highlights

Consolidated Financial Results ($ in millions) Three Months Ended March 31, 2016 2015 % Revenues $116.7 $97.5 20% Operating Expenses 105.8 89.3 19% Income from Operations 10.8 8.2 31% Add: Dep. & Amort. 4.2 3.0 40% Add: Stock Based Comp. 7.4 7.5 (1%) Add: Other Adjustments 1.6 -- -- Adjusted EBITDA $24.0 $18.7 28% Adjusted EBITDA Margin 20.6% 19.2% 6 Note: “Other Adjustments” includes changes in fair value of contingent consideration. Note: Totals may not sum exactly due to rounding.

Key Financial Results Q1 2016 Y/Y Change Reported Adjusted Revenue Growth 20% 24% Adjusted EBITDA Growth 28% 36% Revenue per Download Growth (3%) 0% Paid Downloads 23% 23% Adjusted EBITDA Margin 21% 24% Note: Adjusted growth excludes the impact of foreign currency where applicable 7

Free Cash Flow 8 ($ in millions) Three Months Ended March 31, 2016 2015 Net Cash From Operations $23.0 $21.5 CapEx and Content Acquisitions (8.4) (3.0) Free Cash Flow $14.6 $18.4 Note: Totals may not sum exactly due to rounding.

Non-GAAP Net Income 9 ($ in millions) Three Months Ended March 31, 2016 2015 GAAP Net Income $6.1 $3.2 Add: Non-Cash Equity-Based Comp 4.8 4.8 Add: Acquisition-Related Amortization 0.7 0.6 Add: Change in Fair Value of Contingent Consideration 1.5 0.3 Non-GAAP Net Income $13.1 $9.0 Non-GAAP Net Income / Diluted Share $0.36 $0.25 Note: Adjustments net of tax effect. Totals may not sum exactly due to rounding.

Share Repurchase Activity 10 Note: Share repurchase plan implemented in Nov’15. To date activity through 5/2/16. Note: % of shares acquired calculated as % of shares outstanding at beginning of period. 2015 Q1 2016 Q2 2016 To Date Total Repurchase Activity Share Repurchase Activity (in millions) $15.6 $27.8 $6.1 $49.8 Shares Repurchased 459,602 880,648 160,381 1,500,631 Average Repurchase Price $34.01 $31.59 $39.51 $33.18 Percentage of Outstanding Shares Acquired 1.3% 2.5% 0.5% 4.2%

2016 Guidance 2016 Guidance Implied Y/Y Growth Revenue $495 - $510 million 17% - 20% Adjusted EBITDA $95 - $100 million 12% - 18% Non-Cash Equity Based Comp. $35 million Capital Expenditures $25 million 11 2016 Guidance Numbers Assume Current FX Rates Through the Remainder of the Year